                                                                     EXHIBIT 4.7

                        CLEAN ENERGY TECHNOLOGIES, INC.

                  SERIES B PREFERRED STOCK PURCHASE AGREEMENT

     This Clean Energy Technologies, Inc. Series B Preferred Stock Purchase Agreement (the "Agreement") is entered into by and among Clean Energy Technologies, Inc., a Delaware corporation (the "Company"), whose principal executive office is located at 7087 MacPherson Avenue, Burnaby, British Columbia V5J 4N4, and those persons (collectively, the "Purchasers") listed on that Schedule of Purchasers attached hereto as Exhibit "A" to this Agreement, as such
                                          ----------
Schedule may be supplemented from time to time (the "Schedule of Purchasers"), with reference to the following facts:

                                   RECITALS:
                                   --------

     WHEREAS, the Company has offered (the "Offering") to sell shares of its Series B Convertible Preferred Stock par value $0.0001 (the "Series B Preferred Stock"), at the price of U.S. $2.00 per share, pursuant to the terms of that certain Confidential Private Placement Memorandum dated March 8, 1999, as amended or supplemented from time to time (the "Memorandum");

     WHEREAS, each Purchaser has made application, pursuant to the terms of a Subscription Application, to purchase from the Company the number of shares of Series B Preferred Stock specified in such Subscription Application;

     WHEREAS, the Company has accepted the application of each such Purchaser to purchase from the Company the number of shares of Series B Preferred Stock set forth next to such Purchaser's name in the Schedule of Purchasers (collectively, the "Subscribed Shares"); and

     WHEREAS, it is intended that this Agreement act as the binding agreement governing the purchase of the Subscribed Shares by the Purchasers.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties to this Agreement (collectively "parties" and individually "party") agree as follows:

                                   AGREEMENT:
                                   ---------

     1.   SALE OF SERIES B PREFERRED STOCK

          Subject to the terms and conditions of this Agreement, at the "Closing" (as that term is defined below), the Company will issue and sell to each Purchaser listed on the Schedule of Purchasers, and each such Purchaser will purchase from the Company, the respective number of Subscribed Shares specified opposite the name of such Purchaser on the Schedule of Purchasers, at the purchase price of U.S. $2.00 per Share. The Company's agreement with each Purchaser hereunder is a separate agreement, and the sale of the Subscribed Shares to each Purchaser is a separate sale.

     2.   CLOSING

          Each closing of the purchase and sale of the Subscribed Shares (severally and collectively, a "Closing") shall take place at the offices of DuMoulin & Boskovich, located at Suite 1800, 1095 West Pender Street, Vancouver, British Columbia V6E 2M6 (the "Escrow Agent"), which has been appointed as the escrow agent for the subscription of Shares made pursuant to the Offering, at the time(s) and in the manner provided in the Memorandum (the "Closing Date"), but in no event shall any Closing be held later than the "Final Closing Date" (which, as defined in the Memorandum, is the date which is no later than April 6, 1999. Notwithstanding the foregoing, the Company may, in its sole discretion, conduct multiple Closings after consummation of the "Minimum

Offering" (as defined in the Memorandum). In the event of multiple Closings, the Company may either: (i) enter into separate Series B Preferred Stock Purchase Agreements with the Purchasers being accepted at the Closing; or (ii) prepare separate Schedules of Purchasers for such separate Closings, each Schedule of Purchasers to be attached as a separate Exhibit "A" to this
                                                    ----------
Agreement.

     3.   DELIVERY

          Subject to the terms of this Agreement, the Company will prepare and deliver to the Escrow Agent at the Closing, and the Escrow Agent will deliver to each Purchaser at such Closing, a stock certificate representing the number of Subscribed Shares set forth opposite such Purchaser's name on the Schedule of Purchasers against delivery to the Company by each Purchaser at such Closing of immediately available funds (or such other consideration acceptable to the Company as specified in the Memorandum) for the purchase price therefor.

     4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents, warrants and covenants to each Purchaser, each of which is deemed to be a separate representation, warranty or covenant, that:

          (a)  Corporate Organization, Power and Authority. The Company is a
               -------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into this Agreement.

          (b)  Authorization and Validity of Agreement. The execution and
               ---------------------------------------
delivery of this Agreement by the Company, and the performance of the transactions herein contemplated by the Company including, without limitation, the sale and issuance of the Subscribed Shares, have been duly authorized by its Board of Directors, and no further corporate or other action on the part of the Company is necessary to authorize this Agreement or the performance of such transactions. This Agreement has been duly executed and delivered by the Company and, assuming due execution, authorization and delivery by the Purchasers, is valid and binding upon the Company in accordance with its terms, except as limited by: (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor rights generally, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (c)  No Breach or Conflict. Neither the execution or delivery of
               ---------------------
this Agreement by the Company, nor the performance by the Company of the transactions contemplated herein, will breach or conflict with any of the provisions of the Company's Articles of Incorporation or Bylaws, nor, to the best of the Company's knowledge and belief, will such actions violate or constitute an event of default under any agreement or other instrument to which the Company is a party.

          (d)  Capitalization - Common Stock. The Company is authorized by its
               -----------------------------
Certificate of Incorporation to issue two classes of shares, designated, respectively, "Preferred Stock" and "Common Stock." Each class of stock has a par value of one tenth of one mil ($0.0001) per share. The number of shares of Preferred Stock authorized to be issued is 1,000,000, and the number of shares of Common Stock authorized to be issued is 15,000,000. The Company has designated two series from the noted Preferred Stock, the "Series A Convertible Preferred Stock" of which the Company is authorized to issue 1,000 shares, and the "Series B Convertible Preferred Stock" of which the Company is authorized to issue 450,000 shares. The Board of Directors is authorized to issue the balance of the Preferred Stock (i.e., authorized shares available after consideration of issued and outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock) at any time and from time-to-time in one or more series. At the close of business on the date of the Memorandum, the Company had issued and outstanding: (i) 9,643,750 shares of Common Stock and 1,000 shares of Series A Convertible Preferred Stock, all of which are fully paid and nonassessable; and (ii) no shares of Series B Convertible Preferred Stock.

          (e)  Validity of Shares. The Subscribed Shares will be duly and
               ------------------
validly issued, fully paid and nonassessable, and free of any liens or encumbrances; provided, however, the Subscribed Shares will be subject to such restrictions on transfer as set forth in the Memorandum and the Purchaser's Subscription Application. The Company has reserved for issuance sufficient shares of Series B Preferred Stock to satisfy the Subscribed Shares.

          (f)  Litigation. Except as disclosed or qualified in the Memorandum,
               ----------
there are no material actions, proceedings or investigations pending, or to the knowledge and belief of the Company, threatened, which question the validity of this Agreement or which might result, either individually or in the aggregate, in any material adverse change in the assets, conditions, affairs or prospects of the Company, nor, to the knowledge and belief of the Company, has there occurred any event nor does there exist any condition which might properly be the basis therefor.

          (g)  Absence of Certain Changes. Except as disclosed or qualified in
               --------------------------
the Memorandum, to the best of the Company's knowledge and belief, there has not occurred or arisen, whether or not in the ordinary course of business: (i) any material adverse change in the financial condition, operations, business or prospects of the Company considered as a whole; or (ii) any event, condition or state of facts of any character which materially or adversely affects, or may materially or adversely affect, the financial condition, operations, business or prospects of the Company as a whole.

          (h)  Properties. Except as disclosed or qualified in the Memorandum,
               ----------
to the best of the Company's knowledge and belief: (i) the Company has good and marketable title to its properties, and (ii) the use of any property of the Company for the purpose for which it was acquired is not now, and, based upon the laws, regulations and ordinances in effect on the date of Closing, in the future will not be, curtailed to a material degree by any violations prior to the Closing by the Company of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to zoning, environmental protection, city planning or similar matters).

          (i)  Pension Benefit Plan. The Company does not have or make
               --------------------
contributions to any pension, defined benefit or defined contribution plans which are subject to the federal Employee Retirement Income Security Act of 1974 ("ERISA").

          (j)  Disclosure. To the best of the Company's knowledge and belief,
               ----------
neither this Agreement, the Memorandum, the attachments to the Memorandum, nor any other agreement, document, certificate or written statement furnished to any Purchaser or to any Purchaser's authorized agents by or on behalf of the Company in connection with the transactions contemplated herein contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts necessary in order to make the statements contained herein or therein not misleading. To the best knowledge and belief of the Company's executive officers, but without having made any independent investigation, there is no fact within the special knowledge of any of the executive officers of the Company which has not been disclosed herein or in writing by them to the Purchasers which materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, materially adversely affect the business, properties, assets or condition, financial or other, of the Company. Without limiting the foregoing, the Company has no knowledge or belief that there exists, or that there is pending or planned, any statute, rule, law, regulation, standard or code which would materially adversely affect the condition, financial or other, of the operations of the Company considered as a whole.

          (k)  Furnishing of Information. The Company shall provide to holders
               -------------------------
of the Subscribed Shares, and the Common Stock into which they may be converted, annual audited financial statements and quarterly unaudited financial statements of the Company.

          (l)  Securities Act; Blue Sky Laws; Provincial Securities Laws.
               ---------------------------------------------------------
Subject to the accuracy of the Purchasers' representations in the Subscription Applications, the offer, sale and issuance of the Subscribed Shares in conformity with the terms of this Agreement constitute transactions exempt from:
(i) the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"); (ii) the registration or qualification requirements of the applicable securities laws of the state or territory where each Purchaser resides (collectively and severally, the "Blue Sky Laws"); and (iii) the registration requirements of the applicable securities laws of the province where each Purchaser resides (collectively and severally, the "Provincial Securities Laws").

     5.   REPRESENTATIONS AND WARRANTIES OF PURCHASERS

          Each Purchaser hereby represents, warrants and covenants to the Company, each of which is deemed to be a separate representation, warranty or covenant, that:

          (a)  Organization, Power and Authority. The Purchaser, if an entity,
               ---------------------------------
is duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, and has all requisite corporate or other power and authority to enter into this Agreement.

          (b)  Authorization and Validity of Agreement. The execution and
               ---------------------------------------
delivery of this Agreement by the Purchaser, and the performance of the transactions herein contemplated, have, if the Purchaser is an entity, been duly authorized by its governing authority and no further corporate or other action on the part of the Purchaser are necessary to authorize this Agreement or the performance of such transactions. This Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Company, is valid and binding upon the Purchaser in accordance with its terms, except as limited by: (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor rights generally, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (c)  No Breach or Conflict. Neither the execution or delivery of
               ---------------------
this Agreement by the Purchaser, nor the performance by the Purchaser of the transactions contemplated herein, will breach or conflict with any of the provisions of the Purchaser's Articles or Certificate of Incorporation, Bylaws, or other organizational documents, if the Purchaser is an entity, nor, to the best of the Purchaser's knowledge and belief, will such action violate or constitute an event of default under any agreement or other instrument to which the Purchaser is a party.

          (d)  Representations and Warranties in Subscription Application. The
               ----------------------------------------------------------
Purchaser incorporates into this Agreement and remakes each and every representation and warranty of the Purchaser in his, her or its Subscription Application.

     6.   PURCHASER CONDITIONS TO CLOSING

          The obligation of each Purchaser to purchase the Subscribed Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by such Purchaser with respect to such Purchaser only:

          (a)  Accuracy of Company's Representations and Warranties. The
               ----------------------------------------------------
representations and warranties made by the Company in section 4 hereof shall be
                                                      ---------
true and correct when made and shall be true and correct on the Closing Date, with the same force and effect as if they had been made on and as of said date; the Company's business and assets shall not have been adversely affected in any material way prior to the Closing Date; and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

          (b)  Consents. The Company shall have obtained any and all consents
               --------
(including all governmental or regulatory consents, approvals or authorization required in connection with the valid execution and delivery of this Agreement and the Subscription Application), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Subscription Application (with the exception of any consents required pursuant to applicable investment laws and regulations in force to which each

Purchaser may be subject relating to the legality of an investment in the Subscribed Securities in any jurisdiction in which he, she or it purchases the Subscribed Securities or is otherwise subject to that jurisdiction's laws).

          (c)  Compliance with Laws and Regulations. At the time of the
               ------------------------------------
Closing, the purchase of the Subscribed Shares by the Purchasers hereunder shall be legally permitted by all investment laws and regulations to which the Purchasers and the Company are subject (with the exception of any applicable investment laws and regulations in force to which each Purchaser may be subject relating to the legality of an investment in the Subscribed Securities in any jurisdiction in which he, she or it purchases the Subscribed Securities or is otherwise subject to that jurisdiction's laws).

     7.   COMPANY CONDITIONS TO CLOSING

          The Company's obligations to sell and issue the Subscribed Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

          (a)  Accuracy of Purchaser's Representations and Warranties. The
               ------------------------------------------------------
representations and warranties made by each Purchaser in section 5 hereof shall
                                                         ---------
be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

     8.   INDEMNIFICATION

          Each Purchaser hereby agrees to indemnify and defend (with counsel acceptable to the Company) the Company and its officers, directors, employees and agents, and to hold them harmless from and against any and all liability, loss, damage, cost or expense, including costs and reasonable attorneys' fees, incurred on account of or arising from:

          (a) Any breach of, or inaccuracy in, such Purchaser's representations, warranties or agreements herein;

          (b) Any disposition of any of the Subscribed Shares by such Purchaser contrary to any of such Purchaser's representations, warranties or agreements herein; and

          (c) Any action, suit or proceeding based on: (i) a claim that any of said representations, warranties or agreements were inaccurate or misleading, or otherwise cause for obtaining damages or redress from the Company or any officer, director, employee or agent of the Company under the Securities Act; or
(ii) any disposition by such Purchaser of any of the Subscribed Shares.

     9.   COMPLIANCE WITH SECURITIES LAWS

          Each Purchaser agrees that the certificates representing the Subscribed Securities shall bear such legend as the Company may deem reasonably necessary or advisable to facilitate compliance with the Securities Act and the securities laws of the state or territory or province of the Subscriber's residence.

     10.  OTC BULLETIN BOARD(R) LOCK-UP RESTRICTIONS

          (a)  General. In the event the Common Stock is quoted on the OTC
               -------
Bulletin Board(R) before December 31, 2000, each Purchaser agrees, in order to assist in the creation of an orderly market for the sale of the Common Stock on the OTC Bulletin Board(R), that any shares of Common Stock into which the Subscribed Shares may be converted will be subject to certain contractual volume limitations on their sale on such market (the "OTC Bulletin Board(R) Lock-Up"), subject to the Company's consent, in its sole discretion, to the waiver of such volume limitations; provided, however, any such waiver shall, to the extent granted or extended by the Company, be exercised on a pro rata basis with respect to all holders of Common Stock (including holders of Common Stock other than the Purchasers who are also subject to an OTC Bulletin Board(R) Lock-Up on similar terms as that contained in this section 10) who desire to sell
                                              ----------
shares of Common Stock on the OTC Bulletin Board(R).

          (b)  Allocation of Lock-Up Shares Amongst Certificates. In order to
               -------------------------------------------------
facilitate the OTC Bulletin Board(R) Lock-Up, shares of the Subscribed Securities purchased by any Purchaser will be allocated equally amongst four stock certificates. Shares of Common Stock derived by conversion of shares of Subscribed Securities evidenced by the first stock certificate will be issued free of the OTC Bulletin Board(R) Lock-Up provision. Shares evidenced by the second stock certificate can be sold on the OTC Bulletin Board(R) upon the earlier of three months following the initial quotation of the Common Stock on the OTC Bulletin Board(R) or June 30, 2000. Shares evidenced by the third stock certificate can be sold on the OTC Bulletin Board(R) upon the earlier of six months following the initial quotation of the Common Stock on the OTC Bulletin Board(R) or September 30, 2000. Shares evidenced by the fourth stock certificate can be sold on the OTC Bulletin Board(R) upon the earlier of nine months following the initial quotation of the Common Stock on the OTC Bulletin Board(R) or December 31, 2000.

          (c)  Legend. To facilitate compliance with the terms of this section
               ------                                                  -------
10, the Company shall have the right to place the following legend (or any
--
variation thereof determined appropriate by the Company) on the second through fourth share certificates for the Subscribed Shares, including shares of Common Stock into which such Subscribed Shares may be converted, to effectuate of the OTC Bulletin Board(R) Lock-Up provision:

     "Unless waived by the Company in its sole discretion, the securities represented by this certificate may not be sold on the NASD(R) OTC Bulletin Board(R) until the earlier of (i) ___________ (___) months following the initial quotation of the Common Stock on the OTC Bulletin Board(R), or (ii) ______________, 2000, pursuant to the terms of an OTC Bulletin Board(R) Lock-Up Provision set forth in full in that certain Clean Energy Technologies, Inc. Series B Preferred Stock Purchase Agreement dated March_____, 1999, a copy of which may be inspected by authorized persons at the principal office of the company, and all the provisions of which are incorporated by reference in this certificate."

     11.  APPROVAL OF PBC LICENSE AGREEMENT PURCHASE RIGHTS

          In the event 818879 Alberta exercises its right to terminate the PBC Burner Technology License after March 4, 2001 if the Company's Common Stock is not then actively trading on a National Market; each Purchaser hereby approves the Company exercising its right to acquire title to the PBC Burner Technology by paying 818879 Alberta up to Cdn. $525,000, plus interest accrued thereon at the rate of 13% per annum from January 1, 1999, and hereby waives any objection he, she or it may have to such exercise.

     12.  ADOPTION OF CERTIFICATE OF INCORPORATION AND BYLAWS

          Each Purchaser hereby adopts, accepts and agrees to be bound by all the terms and provisions of the Certificate of Incorporation and Bylaws of the Company, as amended from time to time, and to perform all obligations therein imposed upon a holder with respect to the Subscribed Shares.

     13.  MISCELLANEOUS

          (a) Preparation of Agreement; Costs and Expenses. This Agreement was prepared by the Company solely on behalf of the Company. Each party acknowledges that: (i) he, she or it had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transaction contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transaction contemplated by this Agreement without duress or coercion. Each party further acknowledges such party was not represented by the legal counsel of any other party hereto in connection with the transaction contemplated by this Agreement, nor was it under any belief or understanding that such legal counsel was representing his, her or its interests. Except as expressly set forth in this

Agreement, each party shall each pay all legal and other costs and expenses incurred or to be incurred by such party in negotiating and preparing this Agreement; in performing due diligence or retaining professional advisors; in performing any transactions contemplated by this Agreement; or in complying with such party's covenants, agreements and conditions contained herein. Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against the Company or any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.

          (b)  Cooperation. Each party agrees, without further consideration,
               -----------
to cooperate and diligently perform any further acts, deeds and things, and to execute and deliver any documents that may be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

          (c)  Interpretation.
               --------------

               (i)    Survival. All representations and warranties made by any
                      --------
     party in connection with any transaction contemplated by this Agreement shall, irrespective of any investigation made by or on behalf of any other party hereto, survive the execution and delivery of this Agreement and the performance or consummation of any transaction described in this Agreement.

               (ii)   Entire Agreement/No Collateral Representations. Each
                      ----------------------------------------------
     party expressly acknowledges and agrees that this Agreement, together with the Exhibits attached hereto and the agreements and documents referenced herein (including the Memorandum and the Purchaser's respective Subscription Application): (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, proposals, commitments, guarantees, assurances, communications, discussions, promises, representations, understandings, conduct, acts, courses of dealing, warranties, interpretations or terms of any kind, whether oral or written (collectively and severally, the "prior agreements"), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements. No prior drafts of this Agreement, and no words or phrases from any prior drafts, shall be admissible into evidence in any action or suit involving this Agreement.

               (iii)  Amendment; Waiver; Forbearance. Except as expressly
                      ------------------------------
     provided otherwise herein, neither this Agreement nor any of the terms, provisions, obligations or rights contained herein, may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the parties to this Agreement. No waiver of any breach of any term, provision or agreement contained herein, or of the performance of any act or obligation under this Agreement, or of any extension of time for performance of any such act or obligation, or of any right granted under this Agreement, shall be effective and binding unless such waiver shall be in a written instrument or instruments signed by each party claimed to have given or consented to such waiver and each party affected by such waiver. Except to the extent that the party or parties claimed to have given or consented to a waiver may have otherwise agreed in writing, no such waiver shall be deemed a waiver or relinquishment of any other term, provision, agreement, act, obligation or right granted under this Agreement, or any preceding or subsequent breach thereof. No forbearance by a party to seek a remedy for any noncompliance or breach by another party hereto shall be deemed to be a waiver by such forbearing party of its rights and remedies with respect to such noncompliance or breach, unless such waiver shall be in a written instrument or instruments signed by the forbearing party.

               (iv)   Remedies Cumulative. The remedies of each party under this
                      -------------------
     Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

               (v)    Severability. If any term or provision of this Agreement
                      ------------
     or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws, then, and in that event: (1) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable; and (2) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest extent provided by law.

               (vi)   Parties in Interest. Notwithstanding anything else to the
                      -------------------
     contrary herein, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and assigns, if any, as may be permitted hereunder, nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

               (vii)  No Reliance Upon Prior Representation. Each party
                      -------------------------------------
     acknowledges that: (1) no other party has made any oral representation or promise which would induce them prior to executing this Agreement to change their position to their detriment, to partially perform, or to part with value in reliance upon such representation or promise; and (2) such party has not so changed its position, performed or parted with value prior to the time of the execution of this Agreement, or such party has taken such action at its own risk.

               (viii) Headings; References; Incorporation; "Person"; Gender;
                      ------------------------------------------------------
     Statutory References. The headings used in this Agreement are for
     --------------------
     convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. All cross-references in this Agreement, unless specifically directed to another agreement or document, shall be construed only to refer to provisions within this Agreement, and shall not be construed to be referenced to the overall transaction or to any other agreement or document. Any Exhibit referenced in this Agreement shall be construed to be incorporated in this Agreement by such reference. As used in this Agreement, the term "person" is defined in its broadest sense as any individual, entity or fiduciary who has legal standing to enter into this Agreement such as, by way of example and not limitation, individual or natural persons and trusts. As used in this Agreement, each gender shall be deemed to include the other gender, including neutral genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires. Any reference to statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

          (d)  Enforcement.
               -----------

               (i)    Applicable Law. This Agreement and the rights and remedies
                      --------------
     of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall (with the exception of the Securities Act and the Blue Sky Laws) be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles) of the State of Delaware, as if this Agreement were made, and as if its obligations are to be performed, wholly within the State of Delaware.

               (ii)   Consent to Jurisdiction; Service of Process. Any "action
                      -------------------------------------------
     or proceeding" (as such term is defined below) arising out of or relating to this Agreement shall (except to the extent governed by section 13(e)
                                                               -------------
     relating to arbitration) be filed in and heard and litigated solely before the state courts of Delaware located within the County of Kent. Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and venue therein; consents to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint in accordance with the notice provisions of this Agreement; and waives any defense or right to object to venue in said courts based upon the doctrine of "forum non conveniens." The term "action or proceeding" is defined as any and all claims, suits, actions, hearings, arbitrations or other similar proceedings, including appeals and petitions therefrom, whether formal or informal, governmental or non-governmental, or civil or criminal.

               (iii)  Waiver of Right to Jury Trial. Each party hereby waives
                      -----------------------------
     such party's respective right to a jury trial of any claim or cause of action based upon or arising out of this Agreement. Each party acknowledges that this waiver is a material inducement to each other party hereto to enter into the transaction contemplated hereby, that each other party has already relied upon this waiver in entering into this Agreement, and that each other party will continue to rely on this waiver in their future dealings. Each party warrants and represents that such party has reviewed this waiver with such party's legal counsel, and that such party has knowingly and voluntarily waived its jury trial rights following consultation with such legal counsel.

          (e)  Arbitration.
               -----------

               (i)    Jurisdiction. The parties hereby agree that all
                      ------------
     controversies, claims and matters of difference arising out of or in connection with the transactions contemplated by this Agreement including, without limitation, the offer and sale of the Subscribed Shares (collectively, the "Controversies"), shall, to the maximum extent allowed by law, be resolved by arbitration (an "Arbitration Proceeding") before the Judicial Arbitration and Mediation Services, Inc. (the "Arbitration Authority") located in Kent County, Delaware (the "County"), according to the rules and practices of the Arbitration Authority from time to time in force. Without limiting the generality of the foregoing, the following shall be considered Controversies for this purpose: (1) all questions relating to the breach of any obligation, warranty, promise, right or condition hereunder; (2) the failure of any party to deny or reject a claim or demand of any other party; and (3) any question as to whether the right to arbitrate a certain dispute exists. This agreement to arbitrate shall be self-executing without the necessity of filing any action in any court and shall be specifically enforceable under the prevailing arbitration law.

               (ii)   Initiation. A party shall institute an Arbitration
                      ----------
     Proceeding by sending written notice of an intent to arbitrate (the "Arbitration Notice") to the other parties and to the Arbitration Authority pursuant to the rules and regulations of the Arbitration Authority. The Arbitration Notice shall set forth a description of the dispute, the amount in controversy, and the remedy sought. An Arbitration Proceeding may proceed in the absence of any party if the Arbitration Notice has been properly given to such party.

               (iii)  Selection of Arbitrator. Within ten (10) business days
                      -----------------------
     after receipt of an Arbitration Notice by the parties, they shall mutually agree upon a single arbitrator (the "Arbitrator") selected from a panel of retired judges from the Arbitration Authority. If the parties are unable to agree upon the Arbitrator, then the parties shall, within fifteen (15) business days after receipt of an Arbitration Notice by the parties, obtain a list of panelists from the Arbitration Authority equal to the number of parties plus one. The Arbitration Authority shall arrange and conduct a conference in person and/or by telephone with all of the parties at a mutually acceptable time no earlier than ten (10) business days, and no later than twenty (20) business days, after its delivery of the list of panelists. At such conference, the parties shall, in such order as determined by the Arbitration Authority, strike one name from such list (with no party being allowed to strike a name previously stricken), and the remaining panelist shall be the Arbitrator. In the event two or more parties desire to strike the name of the same arbitrator, then the first party to notify the Arbitration Authority of their decision shall be deemed to have stricken such name, in which case such other party or parties must strike another name.

               (iv)   Procedures. The date of hearing for any Arbitration
                      ----------
     Proceeding shall be set, and all matters shall be calendared, in accordance with applicable rules of civil procedure under Delaware law. All testimony shall be given under oath. Each party shall have the right to be represented by legal counsel throughout the Arbitration. The admission of all evidentiary matters shall be governed in accordance with applicable rules of evidence under Delaware law.

               (v)    Discovery. The parties shall have the right to engage in
                      ---------
     any and all discovery pertaining to civil litigation as they would be entitled to pursuant to the rules of civil procedure under Delaware law including, without limitation, all pre-hearing discovery as would be permitted in civil litigation. Said discovery shall proceed pursuant to the provisions of Delaware law governing discovery in civil litigation, and all conditions and objections allowed under Delaware law shall be allowed with respect to such discovery. The Arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of law or equity, should the Arbitrator determine that discovery was sought without substantial justification, or that discovery was refused or objected to without substantial justification.

               (vi)   Consolidation. Any Arbitration hereunder may be
                      -------------
     consolidated by the Arbitrator with the arbitration of any other dispute arising out of or relating to the same subject matter when the Arbitrator determines that there is a common issue of law or fact creating the possibility of conflicting rulings by more than one Arbitration Proceeding. Any disputes over which an Arbitrator shall hear any consolidated matter shall be resolved by the Arbitrator.

               (vii)  Application of Law; Scope of Powers; Written Decision. The
                      -----------------------------------------------------
     Arbitrator shall apply such principles of law as provided above in section
                                                                        -------
     13(d)(i) of this Agreement relating to application of law, and shall
     --------
     endeavor to decide the controversy as though the Arbitrator was a judge in a Delaware court of law. The Arbitrator shall have the power to issue any award, judgment, decree or order of relief that a court of law or equity could issue under such applicable law including, but not limited to, money damages, specific performance or injunctive relief; and for such purposes it is hereby expressly acknowledged and agreed that damages at law would be an inadequate remedy for a breach or threatened breach of any provision of this Agreement, it being the intention of this sentence to make clear the agreement of the parties hereto that the respective rights and obligations of the parties hereunder shall be enforceable in any Arbitration Proceedings in accordance with principles of equity as well as of law.

               (viii) Written Decision. The Arbitrator shall prepare a written
                      ----------------
     decision, signed by the Arbitrator, that shall be sent to the parties within thirty (30) calendar days following the conclusion of the hearing. The written statement will be supported by written findings of fact and conclusions of law which adequately set forth the basis of the Arbitrator's decision and which cite the statutes and precedents applied and relied upon in reaching said decision.


               (ix)   Awards. The parties agree to abide by any award, judgment,
                      ------
     decree or order rendered in any Arbitration Proceeding by the Arbitrator. The award, judgment, decree or order of the Arbitrator, and the findings of the Arbitrator, shall be final, conclusive and binding upon the parties hereto to the extent and in the manner provided by Delaware statute. Any judgment upon the award and enforcement of any other judgment, decree or order of relief granted by the Arbitrator may be entered or obtained in any court of competent jurisdiction, state or federal, in the county in which the residence or principal office of a non-prevailing party is located, as a basis for judgment and for the issuance of execution for its collection and, at the election of the party making such filing, with the clerk of one or more other courts, state or federal, having jurisdiction over the party against whom such an award is rendered, or such party's property. The parties shall have the right to petition the Superior Court of the appropriate County to confirm, correct or vacate the Arbitrator's award in accordance with the applicable rules of civil procedure under Delaware law.


          (f)  Successors and Assigns. All of the representations, warranties,
               ----------------------
covenants, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of each party and such party's respective successors and permitted assigns, spouses, heirs, executors, administrators, and personal and legal representatives.

          (g)  Counterparts; Electronically Transmitted Documents. This
               --------------------------------------------------
Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimiled document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

     WHEREFORE, the parties hereto have, for purposes of this Agreement, executed this Agreement in the City of Burnaby, Province of British Columbia, as of the applicable Closing Date.


COMPANY:                                       PURCHASERS:


CLEAN ENERGY TECHNOLOGIES, INC.,
a Delaware corporation


By: /s/ John P. Thuot                          /s/ Purchasers*
    -----------------------------                  ----------------------------
    John P. Thuot, President                   *   Deemed Executed Pursuant to
                                                   Subscription Applications